UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7927 Jones Branch Drive, Suite 3125 Tysons Corner, VA	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

    As previously reported in Spherix, Inc.’s (the “Company”) Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2013, on July 24, 2013, the Company closed on the acquisition of a group of patents in the mobile communication sector from Rockstar Consortium US LP pursuant to the terms of a Patent Purchase Agreement (the “Purchase Agreement”).  The Purchase Agreement is attached as Exhibit 10.1 to this Current Report with certain confidential provisions redacted and subject to a confidential treatment request with the Commission.

Item 5.07  Submission of Matters to a Vote of Security Holders

    On August 19, 2013, the Company’s consent solicitation to approve (1) the consideration (the “Merger Consideration”) issuable under the Agreement and Plan of Merger dated as of April 2, 2013 by and between the Company, Nuta Technology Corp., North South Holdings, Inc. (“North South”) and the shareholders of North South; (2) the Company’s 2013 Equity Incentive Plan; and (3) the retention of Sichenzia Ross Friedman Ference LLP (“SRFF”) as the Company’s outside legal counsel (collectively, the “Proposals”), was terminated as a result of the Company receiving the requisite approvals for Proposals.  The consent solicitation is described in further detail in the Company’s Definitive Proxy Statement on Schedule 14A filed on August 13, 2013 with the Commission.  No meeting of the Company’s security holders was held.  Shareholders of record on July 10, 2013 of the Company’s outstanding common stock and Series C Preferred Stock (subject to certain beneficial ownership limitations) were entitled to vote on the Proposals.  Approximately 58.58% of the Company’s record holders approved the Proposals.

    The results of the solicitation for the Proposals were as follows:

Proposal:	Votes For:	Votes Against:	Abstained:
Issuance of the Merger Consideration	597,899	0	0
Spherix Incorporated 2013 Equity Incentive Plan	597,899	0	0
Retention of SRFF as the Company’s outside legal counsel	597,899	0	0

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

    The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Patent Purchase Agreement between Spherix Incorporated and Rockstar Consortium US LP (redacted)*
99.1	Press Release dated August 19, 2013

*Confidential treatment has been requested for this exhibit and confidential portions have been filed with the Commission.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 20, 2013

SPHERIX INCORPORATED

By:	/s/ Harvey Kesner
Name: Harvey Kesner
Title: Interim Chief Executive Officer